Exhibit 23.1

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

 	We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Socket Communications, Inc. for the registration of 1,192,308 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the financial statements and schedule of Socket Communications, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP
San Jose, California
November 27, 1996

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